UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

of the

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 1, 2009

JAG MEDIA GROUP, INC.
(Exact name of registrant as specified in its charter)

Colorado

(State or other jurisdiction of incorporation or organization)

000-52521 (Commission File Number)	27-0463459 (IRS Employer Identification Number)

17120 N. Dallas Parkway, Ste. 235, Dallas, Texas  75248
Address of principal executive offices)

(972) 386-7360
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01  Change in Registrant's Certifying Accountant

                Effective October 1, 2009 Rotenberg and Company LLP has merged with another CPA firm, EFP Group, to form a new firm.  All of the partners and employees of Rotenberg and Company LLP and EFP Group have joined the new firm, EFP Rotenberg LLP.  EFP Rotenberg LLP succeeds Rotenberg and Company LLP as the independent registered public accounting firm.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Michele Sheriff resigned as a director and officer of the Company effective October 1, 2009.  A copy of Ms. Sheriff’s resignation letter is attached hereto as an exhibit, and, in accordance with the provisions hereof, a copy of this disclosure has been provided to her for comment or response.

Immediately prior to her resignation, Ms. Sheriff appointed Charles Stidham as a director of the Company, and, upon her resignation, Mr. Stidham appointed himself as President and Secretary-Treasurer of the Company.

Mr. Stidham attended Georgia Tech University thru 1964.  He entered the U.S. Army in 1964, and was discharged in 1971 as a Captain, after serving in Europe and Viet Nam. He then finished his undergraduate degree at the University of Texas in Austin and received a Juris Doctorate in 1975. Since that time he has been focused on financing merger and acquisition transactions.  In 2007 and 2008, Mr. Stidham was an officer and director of Brighton Oil & Gas, Inc. (n/k/a Cannabis Science, Inc.) SEC File No. 01-28911.

Item 9.01 Financial Statements and Exhibits

Exhibits

17.1	Sheriff Resignation

SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

October 6, 2009, 2009	JAG Media Group, Inc.

/s/Charles Stidham
Charles Stidham, President